Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated November 6, 2012, in the Registration Statement (Form S-1 No. 333-            ) of TRI Pointe Homes, LLC and related Prospectus of TRI Pointe Homes, Inc. dated December 21, 2012.

/s/ Ernst & Young LLP

Irvine, California

December 21, 2012